UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                         Date of Report: June 13, 2007


                             SUN RIVER ENERGY, INC.
             (Exact name of registrant as specified in its charter)


              Colorado                                   0-29670
-------------------------------------             ----------------------
  (State or other jurisdiction of                   (Commission File
           incorporation)                                Number)

                                   84-1491159
                        ---------------------------------
                          (IRS Employer Identification
                           Number)


             10200 W. 44th Ave, Suite 200 E., Wheat Ridge, CO 80033
               (Address of Principal Executive Offices) (Zip Code)


                                 (303)-940-2090
               Registrant's telephone number, including area code

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD

        See attached Exhibit - News Release dated June 12, 2007.



SECTION 8 - OTHER EVENTS

     Sun River Energy, Inc. (SNRV:OTCBB), announces the successful drilling of a second methane gas/well in Colfax County New Mexico. In drilling, several gas zones blew gas and it appears there are over 50' of total coal zones, some of which are above the fluid level in the hole. The well built up well head pressure open hole. The Company intends to fully log, perforate, and test, in the next several weeks.

     Wes Whiting, President, stated that he believes this well is proof of concept that the first well is not an aberration and that there is producible methane on the Sun River Raton Basin property. This second well drilled is approx. 2 miles southeast of the first well. This well extends the area of discovery of the first well to a significant new area, and will allow much more accurate assessment of the potential methane reserves of the Company. Mr. Whiting stated that the Company is very excited about the second well discovery.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      Exhibit 99 - News Release

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.





                                              SUN RIVER ENERGY, INC.



                                              By:   /s/Wesley Whiting
                                              -----------------------
                                                       Wesley Whiting, President


 Date: June 13, 2007